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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to use of our report dated March 7, 1997, except for Note 12, as to which the date is March 26, 1997, with respect to the financial statements of GenPharm International, Inc. included in the Prospectus/Consent Solicitation Statement of GenPharm International, Inc. and Medarex, Inc. that is made a part of the Registration Statement (Form S-4) of Medarex, Inc. for the registration of 3,500,000 shares of its common stock.


                                ERNST & YOUNG LLP


Palo Alto, California
June 23, 1997